Exhibit 99.1

Jabil Posts Fourth Quarter & Fiscal Year 2014 Results

Results Exceed Expectations

St. Petersburg, FL – September 24, 2014...Today Jabil Circuit, Inc. (NYSE: JBL), announced preliminary, unaudited financial results for its fourth quarter and full fiscal year, ended August 31, 2014.

“We saw strength from a variety of our end-markets in our fiscal fourth quarter and are pleased with the momentum of the business as we head into Fiscal 2015,” said Jabil’s Chief Executive Officer, Mark Mondello.

The company reported fourth quarter revenue of $4.1 billion and fiscal year revenue of $15.8 billion.

Jabil’s reporting segments delivered the following revenue results for the company’s fourth fiscal quarter:

•	Diversified Manufacturing Services: $1.8 billion.

•	Enterprise & Infrastructure: $1.4 billion.

•	High Velocity Systems: $0.9 billion.

Generally accepted accounting principles (GAAP) operating income for the fourth quarter of fiscal year 2014 was $46.6 million and GAAP net diluted loss per share was ($0.13) for the fourth quarter. The company indicated that $19.7 million in restructuring activity impacted the fourth quarter GAAP operating income.

GAAP operating income for the full fiscal year, ended August 31, 2014, was $204.1 million. GAAP net diluted earnings per share was $1.19 for the fiscal year. The company indicated that $85.4 million in restructuring costs during the year negatively impacted GAAP operating income and that $223.3 million in gain on sale of discontinued operations, net of tax positively impacted the fiscal year GAAP net income.

Core operating income (as defined below) for the full fiscal year was $345.4 million and core diluted earnings per share (as defined below) was $0.53.

(Definitions used: “GAAP” means U.S. generally accepted accounting principles. Jabil defines core operating income as GAAP operating income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and related charges, distressed customer charges, acquisition costs and certain purchase accounting adjustments, loss on disposal of subsidiaries, settlement of receivables and related charges, impairment of notes receivable and related charges and goodwill impairment charges. Jabil defines core earnings as GAAP net (loss) income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and related charges, distressed customer charges, acquisition costs and certain purchase accounting adjustments, loss on disposal of subsidiaries, settlement of receivables and related charges, impairment of notes receivable and related charges, goodwill impairment charges, income (loss) from discontinued operations, gain on sale of discontinued operations and certain other expenses, net of tax and certain deferred tax valuation allowance charges. Jabil defines core diluted earnings per share as core earnings divided by the weighted average number of outstanding diluted shares as determined under GAAP. Jabil calculates its core return on invested capital by annualizing its after-tax core operating income for its most recently ended quarter and dividing that by a two quarter average net invested capital base. Jabil reports core operating income, core earnings, core diluted and basic earnings per share and core return on invested capital to provide investors an additional method for assessing operating income, earnings, diluted earnings per share and return on invested capital from what it believes are its core manufacturing operations. See the accompanying reconciliation of Jabil’s core operating income to its GAAP operating income, its calculation of core earnings and core diluted earnings per share to its GAAP net (loss) income and GAAP (loss) earnings per share, its calculation of core return on invested capital and additional information in the supplemental information.)

Quarterly Results:	Q4 2014	Q4 2013
Net revenue	$4.1 billion	$4.5 billion
GAAP operating income	$46.6 million	$72.6 million
GAAP net (loss) income	($26.2) million	$127.0 million
GAAP net diluted (loss) earnings per share	($0.13)	$0.61
GAAP return on invested capital	1.5%	20.6%
Core operating income	$79.5 million	$159.2 million
Core earnings	$10.2 million	$95.2 million
Core diluted earnings per share	$0.05	$0.46
Core return on invested capital	5.8%	17.7%

Fiscal Year Results	Fiscal 2014	Fiscal 2013
Net revenue	$15.8 billion	$17.2 billion
GAAP operating income	$204.1 million	$452.4 million
GAAP net income	$241.3 million	$371.5 million
GAAP net diluted earnings per share	$1.19	$1.79
GAAP return on invested capital	4.1%	15.3%
Core operating income	$345.4 million	$642.1 million
Core earnings	$108.1 million	$397.8 million
Core diluted earnings per share	$0.53	$1.91
Core return on invested capital	7.8%	18.0%

Business Update

“Fiscal 2014 was a challenging year in which we made several tough, but thoughtful, decisions and investments. We believe these investments will support future growth opportunities for Jabil,” said Mark Mondello, Chief Executive Officer. “We remain confident in our ability to deliver core earnings per share in the range of $1.65 to $1.95 in fiscal 2015,” Mondello added.

Management maintains its fiscal year 2015 outlook of $1.65 to $1.95 core earnings per share. Jabil will be reporting its business in two segments: Electronics Manufacturing Services and Diversified Manufacturing Services. Electronics Manufacturing includes business formerly reported in High Velocity, Enterprise & Infrastructure and Industrial & Energy. Diversified Manufacturing will include Jabil’s Nypro businesses of healthcare & packaging, as well as its Green Point business, including mobility, consumer lifestyles and wearables.

Year over Year First Quarter Segment Revenue Guidance:

•	Diversified Manufacturing Services to increase 6 percent.

•	Electronics Manufacturing Services to decline 5 percent.

Fiscal Q1 2015 Guidance:

Net revenue	$4.2 billion to $4.4 billion
GAAP operating income	$99 million to $139 million
GAAP net diluted earnings per share	$0.24 to $0.40 per diluted share
Core operating income	$135 million to $165 million
Core earnings per share	$0.41 to $0.53 per diluted share

GAAP net diluted earnings per share for the first quarter of fiscal year 2015 are currently estimated to include $0.03 per share for amortization of intangibles, $0.07 per share for stock-based compensation expense and related charges and $0.03 to $0.07 per share for restructuring and related charges.

FORWARD LOOKING STATEMENT: This news release contains forward-looking statements, including those regarding our anticipated financial results for our fourth quarter of fiscal year 2014 and full fiscal year 2014; the momentum of the business as we head into fiscal 2015; our belief that the investments we made in fiscal 2014 will support future growth opportunities for Jabil; our goal of delivering certain core earnings per share performance in fiscal 2015; and our currently expected first quarter of fiscal year 2015 net revenue (including that of our segments), core and GAAP operating income, core and GAAP earnings per share results and the components thereof. The statements in this news release are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to: our determination as we finalize our financial results for our fourth quarter of fiscal year 2014 and our full fiscal year 2014 that our financial results and conditions differ from our current preliminary unaudited numbers set forth herein; fluctuations in our stock’s market price; fluctuations in operating results and cash flows; unexpected, adverse seasonal impacts on demand; changes in macroeconomic conditions, both in the U.S. and internationally; the occurrence of, success and expected financial results from, the expected multiple product ramps; our financial performance during and after the current economic conditions; our ability to maintain and improve costs, quality and delivery for our customers; risks and costs inherent in litigation; whether our realignment of our capacity will adversely affect our cost structure, ability to service customers and labor relations; our ability to take advantage of perceived benefits of offering customers vertically integrated services; changes in technology; competition; anticipated growth for us and our industry that may not occur; managing rapid growth; managing rapid declines in customer demand and other related customer challenges that may occur; our ability to successfully consummate acquisitions and divestitures; managing the integration of businesses we acquire; risks associated with international sales and operations; retaining key personnel; our dependence on a limited number of large customers; business and competitive factors generally affecting the electronic manufacturing services industry, our customers and our business; other factors that we may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended August 31, 2013, subsequent Reports on Forms 10-Q and 8-K and our other securities filings. Jabil disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Supplemental Information: The financial results disclosed in this release include certain measures calculated and presented in accordance with GAAP. In addition to the GAAP financial measures, Jabil provides supplemental, non-GAAP financial measures to facilitate evaluation of Jabil’s core operating performance. The non-GAAP financial measures disclosed in this release exclude certain amounts that are included in the most directly comparable GAAP measures. The non-GAAP or core financial measures disclosed in this release do not have standard meanings and may vary from the non-GAAP financial measures used by other companies. Management believes core financial measures (which exclude the effects of the amortization of intangibles, stock-based compensation expense and related charges, restructuring and related charges, distressed customer charges, acquisition costs and certain purchase accounting adjustments, loss on disposal of subsidiaries, settlement of receivables and related charges, impairment of notes receivable and related charges, goodwill impairment charges, income (loss) from discontinued operations, gain on sale of discontinued operations and certain other expenses, net of tax and certain deferred tax valuation allowance charges) are a useful measure that facilitates evaluating the past and future performance of Jabil’s ongoing operations on a comparable basis. Jabil reports core operating income, core return on invested capital, core earnings and core diluted and basic earnings per share to provide investors an additional method for assessing operating income, earnings and earnings per share from what it believes are its core manufacturing operations. Included in this release are Condensed Consolidated Statements of Operations as well as a reconciliation of the disclosed core financial measures to the most directly comparable GAAP financial measures.

Company Conference Call Information: Jabil will hold a conference call to discuss the earnings for the fourth quarter and full fiscal year, ended August 31, 2014, today at 4:30 p.m. ET live on the Internet at http://www.jabil.com. The call will be recorded and archived on the web at http://www.jabil.com. A taped replay of the conference call will also be available September 24, 2014 at approximately 7:30 p.m. ET through midnight on October 1, 2014. To access the replay, call (855) 859-2056 from within the United States, or (404) 537-3406 outside the United States. The pass code is: 2929222. An archived webcast of the conference call will be available at http://www.jabil.com/investors/.

About Jabil

Jabil is an electronic product solutions company providing comprehensive electronics design and manufacturing product management services to global electronics and technology companies. Offering complete product supply chain management from facilities in 24 countries, Jabil provides comprehensive, individualized-focused solutions to customers in a broad range of industries. Jabil common stock is traded on the New York Stock Exchange under the symbol, “JBL”. Further information is available on Jabil’s website: jabil.com.

Investor & Media Contact:

Beth Walters

Senior Vice President, Investor Relations & Communications

Jabil Circuit, Inc.

(727) 803-3511

beth_walters@jabil.com

JABIL CIRCUIT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	August 31, 2014 (Unaudited)	August 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$1,000,249	$1,011,373
Accounts receivable, net	1,208,516	1,168,954
Inventories	2,008,077	2,118,716
Prepaid expenses and other current assets	1,035,162	1,141,919
Income taxes receivable	22,400	12,269
Deferred income taxes	64,944	45,650
Assets of discontinued operations	19,669	321,364

Total current assets	5,359,017	5,820,245
Property, plant and equipment, net	2,271,705	2,309,320
Goodwill and intangible assets, net	627,700	609,445
Deferred income taxes	92,702	91,383
Other assets	128,622	100,801
Non-current assets of discontinued operations	—	222,587

Total assets	$8,479,746	$9,153,781

LIABILITIES AND EQUITY
Current liabilities:
Current installments of notes payable, long-term debt and capital lease obligations	$12,960	$215,448
Accounts payable	3,060,814	3,191,328
Accrued expenses	1,207,483	1,217,088
Income taxes payable	27,623	38,323
Deferred income taxes	5,094	6,004
Liabilities of discontinued operations	7,123	196,243

Total current liabilities	4,321,097	4,864,434
Notes payable, long-term debt and capital lease obligations, less current installments	1,669,585	1,690,418
Other liabilities	79,471	77,145
Income tax liabilities	87,555	76,315
Deferred income taxes	61,670	58,047
Non-current liabilities of discontinued operations	—	31,855

Total liabilities	6,219,378	6,798,214

Commitments and contingencies Equity:
Jabil Circuit, Inc. stockholders’ equity:
Preferred stock	—	—
Common stock	244	238
Additional paid-in capital	1,874,219	1,853,409
Retained earnings	1,245,772	1,071,175
Accumulated other comprehensive income	86,962	81,248
Treasury stock, at cost	(965,369)	(670,783)

Total Jabil Circuit, Inc. stockholders’ equity	2,241,828	2,335,287

Noncontrolling interests	18,540	20,280

Total equity	2,260,368	2,355,567

Total liabilities and equity	$8,479,746	$9,153,781

JABIL CIRCUIT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except for per share data)

(Unaudited)

	Three months ended		Twelve months ended
	August 31, 2014	August 31, 2013	August 31, 2014	August 31, 2013
Net revenue	$4,056,245	$4,513,694	$15,762,146	$17,249,493
Cost of revenue	3,793,993	4,199,852	14,736,543	16,037,303

Gross profit	262,252	313,842	1,025,603	1,212,190
Operating expenses:
Selling, general and administrative	177,934	172,513	675,730	614,295
Research and development	7,224	7,075	28,611	28,412
Amortization of intangibles	5,677	4,363	23,857	10,954
Restructuring and related charges	19,717	57,331	85,369	80,513
Loss on disposal of subsidiaries	5,057	—	7,962	—
Impairment of notes receivable and related charges	—	—	—	25,597

Operating income	46,643	72,560	204,074	452,419
Interest and other, net	32,243	32,558	131,951	125,305

Income from continuing operations before tax	14,400	40,002	72,123	327,114
Income tax expense (benefit)	32,788	(73,685)	73,711	7,631

(Loss) income from continuing operations, net of tax	(18,388)	113,687	(1,588)	319,483

Discontinued operations:
(Loss) income from discontinued operations, net of tax	(961)	13,103	20,554	50,608
(Loss) gain on sale of discontinued operations, net of tax	(6,243)	—	223,299	—

Discontinued operations, net of tax	(7,204)	13,103	243,853	50,608

Net (loss) income	(25,592)	126,790	242,265	370,091
Net income (loss) attributable to noncontrolling interests, net of tax	605	(229)	952	(1,391)

Net (loss) income attributable to Jabil Circuit, Inc.	$(26,197)	$127,019	$241,313	$371,482

(Loss) earnings per share attributable to the stockholders of Jabil Circuit, Inc.:
Basic:
(Loss) income from continuing operations, net of tax	$(0.10)	$0.56	$(0.01)	$1.58

Discontinued operations, net of tax	$(0.04)	$0.06	$1.20	$0.25

Net (loss) income	$(0.13)	$0.63	$1.19	$1.83

Diluted:
(Loss) income from continuing operations, net of tax	$(0.10)	$0.55	$(0.01)	$1.54

Discontinued operations, net of tax	$(0.04)	$0.06	$1.20	$0.24

Net (loss) income	$(0.13)	$0.61	$1.19	$1.79

Weighted average shares outstanding:
Basic	198,053	202,959	202,497	203,096

Diluted	198,053	208,502	202,497	207,815

JABIL CIRCUIT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Twelve months ended
	August 31, 2014	August 31, 2013
Cash flows from operating activities:
Net income	$242,265	$370,091
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	487,278	418,117
Gain on sale of discontinued operations	(230,878)	—
Restructuring and related charges	42,534	2,058
Provision for allowance for doubtful accounts	16,268	—
Recognition of stock-based compensation expense and related charges	10,624	68,383
Deferred income taxes	(38,971)	(123,165)
Impairment of notes receivable and related charges	—	25,597
Excess tax benefits related to stock awards	(782)	(14,605)
Loss on disposal of subsidiaries	7,962	—
Other, net	6,916	10,558
Changes in operating assets and liabilities, exclusive of net assets acquired:
Accounts receivable	(116,458)	750
Inventories	160,790	50,229
Prepaid expenses and other current assets	83,128	(82,756)
Other assets	(5,038)	(5,025)
Accounts payable and accrued expenses	(177,586)	485,972
Income taxes	10,805	7,685

Net cash provided by operating activities	498,857	1,213,889

Cash flows from investing activities:
Proceeds from sale of discontinued operations and subsidiaries, net of cash	531,189	—
Acquisition of property, plant and equipment	(624,060)	(736,858)
Cash paid for business and intangible asset acquisitions, net of cash acquired	—	(650,054)
Proceeds from sale of property, plant and equipment	161,138	15,792
Issuance of notes receivable	(4,000)	—
Investments in non-marketable equity securities	(3,600)	(3,342)

Net cash provided by (used in) investing activities	60,667	(1,374,462)

Cash flows from financing activities:
Borrowings under debt agreements	6,175,953	5,764,400
Payments towards debt agreements	(6,400,089)	(5,586,738)
Payments to acquire treasury stock	(260,274)	(129,262)
Dividends paid to stockholders	(68,211)	(67,181)
Net proceeds from exercise of stock options and issuance of common stock under employee stock purchase plan	15,771	18,285
Debt issuance costs	(2,936)	—
Treasury stock minimum tax withholding related to vesting of restricted stock	(34,312)	(20,290)
Sale of noncontrolling interest, net of cash	(1,783)	—
Cash paid to purchase noncontrolling interest	(1,720)	(17,500)
Excess tax benefit related to stock awards	782	14,605
Capital contribution to noncontrolling interest	—	316
Bank overdraft	—	372

Net cash used in financing activities	(576,819)	(22,993)

Effect of exchange rate changes on cash and cash equivalents	6,171	(22,317)

Net decrease in cash and cash equivalents	(11,124)	(205,883)
Cash and cash equivalents at beginning of period	1,011,373	1,217,256

Cash and cash equivalents at end of period	$1,000,249	$1,011,373

JABIL CIRCUIT, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

RECONCILIATION OF GAAP FINANCIAL RESULTS TO NON-GAAP MEASURES

(in thousands, except for per share data)

(Unaudited)

	Three months ended		Twelve months ended
	August 31, 2014	August 31, 2013	August 31, 2014	August 31, 2013
Operating income (GAAP)	$46,643	$72,560	$204,074	$452,419
Amortization of intangibles	5,677	4,363	23,857	10,954
Stock-based compensation expense and related charges	2,367	14,954	8,994	62,574
Restructuring and related charges	19,717	57,331	85,369	80,513
Distressed customer charges	—	—	15,113	—
Acquisition costs and certain purchase accounting adjustments	—	10,037	—	10,037
Loss on disposal of subsidiaries	5,057	—	7,962	—
Impairment of notes receivable and related charges	—	—	—	25,597

Core operating income (Non-GAAP)	$79,461	$159,245	$345,369	$642,094

Net (loss) income attributable to Jabil Circuit, Inc. (GAAP)	$(26,197)	$127,019	$241,313	$371,482
Amortization of intangibles, net of tax	5,644	(19,634)	20,728	(13,286)
Stock-based compensation expense and related charges, net of tax	2,019	15,151	7,903	62,737
Restructuring and related charges, net of tax	17,449	56,161	72,892	78,138
Distressed customer charges, net of tax	(991)	—	10,243	—
Acquisition costs and certain purchase accounting adjustments, net of tax	—	(70,358)	(9,064)	(70,358)
Loss on disposal of subsidiaries, net of tax	5,057	—	7,962	—
Impairment of notes receivable and related charges, net of tax	—	—	—	19,742
Loss (income) from discontinued operations, net of tax	961	(13,103)	(20,554)	(50,608)
Loss (gain) on sale of discontinued operations, net of tax	6,243	—	(223,299)	—

Core earnings (Non-GAAP)	$10,185	$95,236	$108,124	$397,847

(Loss) earnings per share: (GAAP)
Basic	$(0.13)	$0.63	$1.19	$1.83

Diluted	$(0.13)	$0.61	$1.19	$1.79

Core earnings per share: (Non-GAAP)
Basic	$0.05	$0.47	$0.53	$1.96

Diluted	$0.05	$0.46	$0.53	$1.91

Weighted average shares outstanding used in the calculations of earnings per share (GAAP):
Basic	198,053	202,959	202,497	203,096

Diluted	198,053	208,502	202,497	207,815

Weighted average shares outstanding used in the calculations of earnings per share (Non-GAAP):
Basic	198,053	202,959	202,497	203,096

Diluted	199,967	208,502	204,269	207,815

JABIL CIRCUIT, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

RECONCILIATION OF GAAP FINANCIAL RESULTS TO NON-GAAP MEASURES

(in thousands)

(Unaudited)

CALCULATION OF RETURN ON INVESTED CAPITAL AND

CORE RETURN ON INVESTED CAPITAL

The Company calculates: (1) its “Return on Invested Capital” by annualizing its “after-tax GAAP operating income” for its most recently-ended quarter and dividing that by a two quarter average of its “net invested capital asset base” and (2) its “Core Return on Invested Capital” by annualizing its “after-tax non-GAAP core operating income” for its most recently-ended quarter and dividing that by a two quarter “average net invested capital asset base.”

The Company calculates: (1) its “after-tax GAAP operating income” by subtracting a certain tax effect (the calculation of which is explained below) from its GAAP operating income and (2) its “after-tax non-GAAP core operating income” as its non-GAAP core operating income less a certain tax effect (the calculation of which is explained below). See elsewhere in this earnings release for a reconciliation of the Company’s non-GAAP core operating income to its GAAP operating income.

The Company calculates its “average net invested capital asset base” as the sum of the averages (the calculations of which are explained below) of its stockholders’ equity, current and non-current portions of its notes payable, long-term debt and capital lease obligations less the average (the calculation of which is explained below) of its cash and cash equivalents.

The following table reconciles (1) “Return on Invested Capital,” as calculated using “after-tax GAAP operating income” to (2) “Core Return on Invested Capital,” as calculated using “after-tax non-GAAP core operating income”:

	Three months ended	Twelve months ended
	August 31, 2014	August 31, 2014
Numerator:
Operating income (GAAP)	$46,643	$204,074
Tax effect (1)	(36,108)	(77,693)

After-tax operating income	10,535	126,381
	x4	x1

Annualized after-tax operating (loss) income	$42,140	$126,381

Core operating income (Non-GAAP)	$79,461	$345,369
Tax effect (2)	(37,553)	(106,247)

After-tax core operating income	41,908	239,122
	x4	x1

Annualized after-tax core operating income	$167,632	$239,122

Denominator:
Average total Jabil Circuit, Inc. stockholders’ equity (3)	$2,325,519	$2,288,558
Average notes payable, long-term debt and capital lease obligations, less current installments (3)	1,671,053	1,680,002
Average current installments of notes payable, long-term debt and capital lease obligations (3)	41,423	114,204
Average cash and cash equivalents (3)	(1,161,258)	(1,005,811)

Net invested capital asset base	$2,876,737	$3,076,953

Return on Invested Capital (GAAP)	1.5%	4.1%
Adjustments noted above	4.3%	3.7%
Core Return on Invested Capital (Non-GAAP)	5.8%	7.8%

(1)	This amount is calculated by adding the amount of income taxes attributable to its operating income (GAAP) and its interest expense.
(2)	This amount is calculated by adding the amount of income taxes attributable to its core operating income (Non-GAAP) and its interest expense.
(3)	The average is based on the addition of the account balance at the end of the most recently-ended quarter to the account balance at the end of the prior quarter for the three months ended August 31, 2014 and dividing by two. The average is based on the addition of the account balance at the end of the most recently-ended fiscal year to the account balance at the end of the prior fiscal year for the twelve months ended August 31, 2014 and dividing by two.